UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2017

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Offices, Including Zip Code)

(781) 332-0700

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2017, the Compensation and Management Development Committee of the Board of Directors of Chase Corporation (the “Company”) approved the Chase Corporation Annual Incentive Plan and the Chase Corporation Long Term Incentive Plan, in each case for the Company’s fiscal year ending August 31, 2018.

Consistent with prior years, the Annual Incentive Plan for fiscal 2018 provides participating executive team members the opportunity for cash bonuses based on the Company achieving a preset annual goal or target based on earnings before interest expense, taxes, depreciation and amortization (EBITDA). For fiscal year 2018, budgeted  Adjusted EBITDA, less the effects of foreign transaction gain (loss), aka Adjusted EBITDAX will be used as the EBITDA based target.  For each participating executive team member, target awards are valued at a specified percentage of base salary. The threshold for any payments to be made under the plan is 80% of the EBITDA based target, at which point 50% of the target bonus would be paid. The maximum award of 200% of the target would be paid if the actual EBITDA based target under the plan equals or exceeds 20% of the target performance above 105% of actual fiscal year 2017 Adjusted EBITDAX.

Also consistent with prior years, the Long Term Incentive Plan provides the opportunity for participating executive team members to participate in the long term growth of the Company through three types of equity awards: performance-based restricted stock awards, time-based restricted stock awards, and stock option awards. For the Chief Executive Officer, the performance share portion represents 50% of the total award (at target) and the time-based restricted stock and stock option awards represent 25% each. For the Chief Financial Officer, the performance share portion represents 67% of the total award (at target) and the time-based restricted stock awards represent the remaining 33%. The performance-based restricted stock is granted subject to achieving certain preset annual goals relating to the Company’s earnings per share (EPS) for fiscal year 2018, and can be adjusted up or down depending on performance.  For any of the performance-based shares to vest, 80% of the of the EPS target must be met, at which point 50% of the award would vest. The full award would vest at 100% of the EPS target and the award may be adjusted upward to a maximum of 200% of the target award if 120% of the of fiscal year 2017 actual EPS is achieved. For purposes of the plan, EPS is determined using the number of weighted average diluted shares outstanding on August 31, 2017, the last day of fiscal year 2017. The time-based restricted stock awards will vest on the last day of the Company’s 2020 fiscal year if continued employment conditions are met. Stock options are valued using a Black-Scholes calculation, and vest in three equal annual installments beginning on the last day of fiscal 2018.

The Compensation and Management Development Committee of the Board of Directors of Chase Corporation also voted to amend the September 1, 2016 equity retention agreement issued to the Chief Financial Officer. The amended terms call for the vesting of the restricted stock grant in five equal annual installments over the five-year period following the grant, if continued employment conditions are met. The first annual installment vested on August 31, 2017. No other significant changes were made to the agreement.

The above summaries of the Chase Corporation Annual Incentive Plan and the Chase Corporation Long Term Incentive Plan are qualified in their entirety by the copies of such plans filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

8
99.1	Chase Corporation Annual Incentive Plan for Fiscal Year 2018
99.2	Chase Corporation Long Term Incentive Plan for Fiscal Year 2018

INDEX OF EXHIBITS

Exhibit No.

99.1	Chase Corporation Annual Incentive Plan for Fiscal Year 2018
99.2	Chase Corporation Long Term Incentive Plan for Fiscal Year 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: September 6, 2017	By:	/s/ Kenneth J. Feroldi
Kenneth J. Feroldi
Treasurer and Chief Financial Officer